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                                                     EXHIBIT 23.3



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of ENSERCH Corporation on Form S-3 of our report on the financial statements of DALEN Corporation as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, dated February 24, 1995, included in the Form 8-K of ENSERCH Corporation dated May 26, 1995, and to all references to our firm included in this Amendment No. 1 to the Registration Statement.





                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP

Dallas, Texas
October 18, 1995